Chisholm, Bierwolf & Nilson
Certified Public Accountants
533 West 2600 South, Suite 250
Bountiful, Utah 84010

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement (FormS-8) filed on or about February 1, 2006, of Turner Valley Oil & Gas, Inc., with respect to our report dated March 28, 2005 on the financial statements included in the Annual Report (Form 10-K), for the fiscal years ended December 31, 2004 and 2003.

/s/ Chisholm, Bierwolf & Nilson
Chisholm, Bierwolf & Nilson
Bountiful, Utah
January 31, 2006